Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2026 Results

New York, NY – October 29, 2026 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter and nine months ended September 30, 2026.

Business Update

Silvercrest continued its strategic initiatives during the third quarter, and we continue to progress with the plan we have described over the past two years. Discretionary assets under management (“AUM”) which drives the firm’s revenue decreased $939.2 million during the third quarter to $23.8 billion, primarily due to weaker markets. Of that, $753.1 million had a revenue effect. The third quarter’s weaker markets followed unusually strong second quarter markets, with the result that capital growth has contributed $1.7 billion in AUM this year to date. Net flows for the quarter were essentially flat at $58.3 million. Silvercrest added $182.2 million in organic new client accounts, which was the best quarter during 2026, and our net flows included an affirming $373.0 million follow-on investment in the firm’s global value equity strategy. Offsetting outflows during the quarter were primarily attributable to seasonal high net worth client withdrawals for tax payments as well as some institutional outflows.

While total AUM stands at $36.2 billion, we have discussed in prior quarters that non-discretionary AUM are associated with a small portion of revenue, as most of non-discretionary AUM represents flat fee family office and related services. Therefore, changes in the level of non-discretionary AUM do not correlate to revenue change. We will adjust how the firm reports non-discretionary at the end of the first quarter of 2027, likely eliminating the non-discretionary AUM category. This adjustment will substantially lower reported non-discretionary and total AUM on a one-time basis without revenue effect. We seek to provide investors with a clear picture of the discretionary AUM and the flows and economics that drive our business.

Year to date, revenue increased 2% year over year, reflecting a recovery in average AUM levels weighed down by first-quarter outflows. Our estimated annual run rate increased by a similar percentage year over year, since September 30, 2025.

We announced during the third quarter that we received our full MiFID license through the Central Bank of Ireland. We also opened our Dublin office to serve both high net worth and institutional clients in Europe. With the completion of our Atlanta and Dublin offices, our UCITS fund, Australian trust, and regulatory licensing effort, we do expect administrative and legal costs associated with these initiatives to decline and begin contributing revenue.

Our institutional pipeline has continued to grow substantially and remains robust, particularly in our Global and International Equity strategies, which continue to deliver exceptional performance. Our pipeline quality has also improved with both more possible AUM as well as in number of opportunities. We completed progress on building our global infrastructure and distribution for our current revenue push. We also have achieved important third-party ratings for our strategies and vehicles, and we continue to seek additional ratings with major global consultants to further open institutional distribution channels.

As previously discussed, Silvercrest will continue to adjust our compensation ratio to match compelling opportunities to organically grow the business. Total compensation and benefits expense was $62.9 million, representing 66.3% of revenue, for the nine months ended September 30, 2026. As we have consistently communicated, our earnings and Adjusted EBITDA¹ reflect the deliberate cost of the most significant investment program in the firm's history, and we expect the compensation ratio to remain elevated as these investments mature.

Also, we have discussed with and reminded investors, shareholders approved of an increase in the number of shares issuable under our equity incentive plan. Intellectual capital is Silvercrest's most important resource, and we have made substantial investments in excellent talent. We intend to imminently make equity grants to the professionals who are building our business and executing our strategy. Attracting and motivating our professionals and working to align their long-term interests with those of our shareholders is fundamental to how we intend to grow the firm and compound value through this investment cycle and beyond.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

On October 28, 2026, the Company’s Board of Directors declared a quarterly dividend of $0.21 per share of Class A common stock. The dividend will be paid on or about December 18, 2026 to stockholders of record as of the close of business on December 11, 2026.

Third Quarter 2026 Highlights

•
Total AUM of $36.2 billion, inclusive of discretionary AUM of $23.8 billion and non-discretionary AUM of $12.4 billion, at September 30, 2026.
•
Revenue of $32.7 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $1.2 million and $0.6 million, respectively.
•
Basic and diluted net income per share of $0.08.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $4.4 million.
•
Adjusted net income1 of $1.9 million.
•
Adjusted basic and diluted earnings per share1,2 of $0.16.

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except as indicated)	2026	2025	2026	2025
Revenue	$32,709	$31,295	$94,898	$93,360
Income before other income (expense), net	$1,881	$1,331	$4,101	$10,209
Net income	$1,203	$1,089	$2,205	$8,166
Net income margin	3.7%	3.5%	2.3%	8.7%
Net income attributable to Silvercrest	$648	$618	$1,055	$5,005
Net income per basic share	$0.08	$0.07	$0.14	$0.56
Net income per diluted share	$0.08	$0.07	$0.14	$0.55
Adjusted EBITDA[1]	$4,403	$4,529	$11,553	$16,761
Adjusted EBITDA Margin[1]	13.5%	14.5%	12.2%	18.0%
Adjusted net income[1]	$1,912	$2,406	$4,552	$9,558
Adjusted basic earnings per share[1,2]	$0.16	$0.19	$0.38	$0.77
Adjusted diluted earnings per share[1,2]	$0.16	$0.19	$0.38	$0.74
Assets under management at period end (billions)	$36.2	$37.6	$36.2	$37.6
Average assets under management (billions)[3]	$36.6	$37.2	$36.6	$37.1
Discretionary assets under management (billions)	$23.8	$24.3	$23.8	$24.3

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2026 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2026. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $36.2 Billion

Silvercrest’s discretionary AUM decreased by $0.5 billion, or 2.1%, to $23.8 billion at September 30, 2026, from $24.3 billion at September 30, 2025. Silvercrest’s total AUM decreased by $1.4 billion, or 3.7%, to $36.2 billion at September 30, 2026, from $37.6 billion at September 30, 2025. The decrease in total AUM was attributable to net client outflows of $2.5 billion, partially offset by market appreciation of $1.1 billion.

Silvercrest’s discretionary assets under management decreased by $0.9 billion, or 3.6%, to $23.8 billion at September 30, 2026, from $24.7 billion at June 30, 2026. The decrease was attributable to market depreciation of $0.8 billion and net client outflows of $0.1 billion. Silvercrest’s total AUM decreased by $0.8 billion, or 2.2%, to $36.2 billion at September 30, 2026, from $37.0 billion at June 30, 2026. The decrease was attributable to market depreciation of $0.9 billion, partially offset by net client inflows of $0.1 billion.

Third Quarter 2026 vs. Third Quarter 2025

Revenue increased by $1.4 million, or 4.5%, to $32.7 million for the three months ended September 30, 2026, from $31.3 million for the three months ended September 30, 2025. This increase was mainly due to an increase in the average annual management fee.

Total expenses increased by $0.8 million, or 2.9%, to $30.8 million for the three months ended September 30, 2026, from $30.0 million for the three months ended September 30, 2025. Compensation and benefits expense decreased by $0.5 million, or 2.1%, to $21.2 million for the three months ended September 30, 2026, from $21.7 million for the three months ended September 30, 2025. The decrease was primarily attributable to decreases in the accrual for bonuses of $0.9 million and severance of $0.1 million, partially offset by increases in salaries and benefits of $0.2 million primarily as a result of merit-based increases and newly-hired staff, including our new staff in Ireland and in equity-based compensation of $0.3 million. General and administrative expenses increased by $1.3 million, or 16.0%, to $9.6 million for the three months ended September 30, 2026 from $8.3 million for the three months ended September 30, 2025. This was primarily attributable to increases in professional fees of $0.1 million, occupancy and related costs of $0.1 million primarily related to new office space in Singapore, travel and entertainment expenses of $0.5 million, portfolio and systems expense of $0.4 million, charitable donations of $0.1 million, business taxes of $0.1 million and depreciation and amortization of $0.1 million, partially offset by a decrease in recruiting costs of $0.1 million.

Consolidated net income was $1.2 million, or 3.7% of revenue, for the three months ended September 30, 2026, as compared to consolidated net income of $1.1 million, or 3.5% of revenue, for the same period in the prior year. Net income attributable to Silvercrest was $0.6 million, or $0.08 per basic and diluted share, for the three months ended September 30, 2026. Our adjusted net income1 was $1.9 million, or $0.16 per adjusted basic and adjusted diluted share2 for the three months ended September 30, 2026.

Adjusted EBITDA1 was $4.3 million, or 13.5% of revenue, for the three months ended September 30, 2026, as compared to $4.5 million, or 14.5% of revenue, for the same period in the prior year.

Nine Months Ended September 30, 2026 vs. Nine Months Ended September 30, 2025

Revenue increased by $1.5 million, or 1.6%, to $94.9 million for the nine months ended September 30, 2026, from $93.4 million for the nine months ended September 30, 2025. This increase was mainly due to an increase in the average annual management fee.

Total expenses increased by $7.6 million, or 9.2%, to $90.8 million for the nine months ended September 30, 2026, from $83.2 million for the nine months ended September 30, 2025. Compensation and benefits expense increased by $3.5 million, or 5.9%, to $62.9 million for the nine months ended September 30, 2026, from $59.4 million for the nine months ended September 30, 2025. The increase was primarily attributable to increases in salaries and benefits of $1.2 million primarily as a result of merit-based increases and newly-hired staff, including our new staff in Ireland, and in the accrual for bonuses of $1.5 million, equity-based compensation of $0.5 million and severance of $0.3 million. General and administrative expenses increased by $4.1 million, or 17.2%, to $27.8 million for the nine months ended September 30, 2026, from $23.7 million for the nine months ended September 30, 2025. This was primarily attributable to increases in professional fees of $1.7 million, occupancy and related costs of $0.4 million primarily related to new office space in Singapore, travel and entertainment expenses of $1.0 million, portfolio and systems expense of $0.9 million, business taxes of $0.1 million and depreciation and amortization of $0.2 million, partially offset by a decrease in recruiting costs of $0.2 million.

Consolidated net income was $2.2 million, or 2.3% of revenue, for the nine months ended September 30, 2026, as compared to consolidated net income of $8.2 million, or 8.7% of revenue, for the same period in the prior year. Net income attributable to Silvercrest was $1.1 million, or $0.14 per basic and diluted share, for the nine months ended September 30, 2026. Our adjusted net income1 was $4.6 million, or $0.38 per adjusted basic and adjusted diluted share2 for the nine months ended September 30, 2026.

Adjusted EBITDA1 was $11.6 million, or 12.2% of revenue, for the nine months ended September 30, 2026, as compared to $16.8 million, or 18.0% of revenue, for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $27.8 million at September 30, 2026, compared to $44.1 million at December 31, 2025. As of September 30, 2026, there was $9.0 million outstanding under our term loan and nothing outstanding under our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $45.5 million at September 30, 2026. We had 7,821,782 shares of Class A common stock outstanding and 4,025,985 shares of Class B common stock outstanding at September 30, 2026.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, equity-based compensation, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B stockholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B stockholders.
•
Adjusted Net Income represents recurring net income without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our partners, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B stockholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on October 30, 2026, at 8:30 a.m. (Eastern Time) to discuss these results. The call will be hosted by Richard R. Hough III, Chief Executive Officer and President, and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743, or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; our expectations with respect to deferred tax assets; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California, Wisconsin, Atlanta, Singapore and Dublin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue
Management and advisory fees	$31,575	$30,067	$91,502	$89,850
Family office services	1,134	1,228	3,396	3,510
Total revenue	32,709	31,295	94,898	93,360
Expenses
Compensation and benefits	21,258	21,714	62,887	59,400
General and administrative	9,570	8,250	27,910	23,751
Total expenses	30,828	29,964	90,797	83,151
Income before other (expense) income, net	1,881	1,331	4,101	10,209
Other (expense) income, net
Other (expense) income, net	50	27	58	54
Interest income	87	148	218	584
Equity income (loss) from investments	—	(11)	—	(11)
Interest expense	(179)	(15)	(558)	(45)
Unrealized gain on investment	11	—	98	—
Total other (expense) income, net	(31)	149	(184)	582
Income before provision for income taxes	1,850	1,480	3,917	10,791
Provision for income taxes	(647)	(391)	(1,712)	(2,625)
Net income	1,203	1,089	2,205	8,166
Less: net income attributable to non-controlling interests	(555)	(471)	(1,150)	(3,161)
Net income attributable to Silvercrest	$648	$618	$1,055	$5,005
Net income per share:
Basic	$0.08	$0.07	$0.14	$0.56
Diluted	$0.08	$0.07	$0.14	$0.55
Weighted average shares outstanding:
Basic	7,817,176	8,365,575	7,730,158	9,009,985
Diluted	7,867,831	8,389,001	7,778,737	9,039,551

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of non-GAAP financial measure:
Net income	$1,203	$1,089	$2,205	$8,166
Provision for income taxes	647	391	1,712	2,625
Delaware Franchise Tax	50	50	150	150
Interest expense	179	15	558	45
Interest income	(87)	(148)	(218)	(584)
Depreciation and amortization	1,117	1,058	3,349	3,176
Equity-based compensation	610	353	1,713	1,208
Other adjustments (A)	684	1,721	2,084	1,975
Adjusted EBITDA	$4,403	$4,529	$11,553	$16,761
Adjusted EBITDA Margin	13.5%	14.5%	12.2%	18.0%
(A)
Other adjustments consist of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Severance	$—	$54	$357	$54
Other (a)	684	1,667	1,727	1,921
Total other adjustments	$684	$1,721	$2,084	$1,975

(a)
For the three months ended September 30, 2026, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, legal and other professional fees of $170 related to international initiatives, the accrual for an earnout bonus of $477 and the deduction of an unrealized gain on the Australian trust of $11. For the nine months ended September 30, 2026, represents an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, legal and other professional fees of $492 related to international initiatives, set up fees related to the establishment of a donor advised fund of $25, a sign-on bonus of $5, rent expense of $8 incurred while waiting for the build out of a lease to be completed, the accrual for an earnout bonus of $1,151 and the deduction of an unrealized gain on the Australian trust of $98. For the three months ended September 30, 2025, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, legal fees of $70 related to our application for licensure in the European Union (the “EU”), legal and other professional fees of $90 related to other international initiatives, a sign-on bonus of $5, rent expense of $24 and the accrual for an earnout bonus of $1,430. For the nine months ended September 30, 2025, represents an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, legal fees of $154 related to our application for licensure in the EU, legal and other professional fees of $90 related to other international initiatives, sign-on bonuses paid to certain employees of $67, rent expense of $36 and the accrual for an earnout bonus of $1,430.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of non-GAAP financial measure:
Net income	$1,203	$1,089	$2,205	$8,166
Consolidated GAAP Provision for income taxes	647	391	1,712	2,625
Delaware Franchise Tax	50	50	150	150
Other adjustments (A)	684	1,721	2,084	1,975
Adjusted earnings before provision for income taxes	2,584	3,251	6,151	12,916
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(672)	(845)	(1,599)	(3,358)

Adjusted net income	$1,912	$2,406	$4,552	$9,558

GAAP net income per share (B):
Basic	$0.08	$0.07	$0.14	$0.56
Diluted	$0.08	$0.07	$0.14	$0.55

Adjusted earnings per share/unit (B):
Basic	$0.16	$0.19	$0.38	$0.77
Diluted	$0.16	$0.19	$0.38	$0.74

Shares/units outstanding:
Basic Class A shares outstanding	7,822	8,240	7,822	8,240
Basic Class B shares/units outstanding	4,026	4,117	4,026	4,117
Total basic shares/units outstanding	11,848	12,357	11,848	12,357

Diluted Class A shares outstanding (C)	7,873	8,264	7,873	8,264
Diluted Class B shares/units outstanding (D)	4,212	4,621	4,212	4,621
Total diluted shares/units outstanding	12,085	12,885	12,085	12,885
(A)
See A in Exhibit 2.
(B)
GAAP earnings per share is strictly attributable to Class A stockholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B stockholders.
(C)
Includes 50,655 and 23,426 unvested restricted stock units at September 30, 2026 and 2025, respectively.
(D)
Includes 98,992 and 137,100 unvested restricted stock units at September 30, 2026 and 2025, respectively, and 86,764 and 366,293 unvested non-qualified options at September 30, 2026 and 2025, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$27,797	$44,069
Investments	2,155	1,030
Receivables, net	9,020	11,788
Due from Silvercrest Funds	652	326
Furniture, equipment and leasehold improvements, net	8,953	7,715
Goodwill	63,675	63,675
Operating lease assets	14,696	17,376
Finance lease assets	281	322
Intangible assets, net	13,077	14,451
Deferred tax asset	480	1,494
Prepaid expenses and other assets	5,556	4,361
Total assets	$146,342	$166,607
Liabilities and Equity
Accounts payable and accrued expenses	$3,591	$4,282
Accrued compensation	30,005	43,421
Borrowings under credit facility	9,000	4,023
Operating lease liabilities	16,539	19,625
Finance lease liabilities	290	330
Deferred tax and other liabilities	10,290	10,042
Total liabilities	69,715	81,723
Commitments and Contingencies (Note 9)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,996,803 and 7,821,782 issued and outstanding, respectively, as of September 30, 2026; 10,838,804 and 7,782,884 issued and outstanding, respectively, as of December 31, 2025	110	108
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,025,985 and 4,119,699 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	39	40
Additional Paid-In Capital	60,031	58,875
Treasury Stock, at cost, 3,175,021 and 3,055,920 shares as of September 30, 2026 and December 31, 2025, respectively	(52,316)	(50,426)
Accumulated other comprehensive income (loss)	(297)	(67)
Retained earnings	37,919	41,744
Total Silvercrest Asset Management Group Inc.’s equity	45,486	50,274
Non-controlling interests	31,141	34,610
Total equity	76,627	84,884
Total liabilities and equity	$146,342	$166,607

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2026	2025	2025
Beginning assets under management	$37.0	$36.7	0.8%

Gross client inflows	1.4	1.0	40.0%
Gross client outflows	(1.3)	(1.6)	-18.8%
Net client flows	0.1	(0.6)	-116.7%

Market (depreciation) appreciation	(0.9)	1.5	-160.0%
Ending assets under management	$36.2	$37.6	-3.7%

	Nine Months Ended September 30,		% Change from September 30,
	2026	2025	2025
Beginning assets under management	$37.0	$36.5	1.4%

Gross client inflows	3.5	3.3	6.1%
Gross client outflows	(5.3)	(4.0)	32.5%
Net client flows	(1.8)	(0.7)	157.1%

Market appreciation	1.0	1.8	-44.4%
Ending assets under management	$36.2	$37.6	-3.7%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2026	2025	2025
Beginning assets under management	$24.7	$23.7	4.2%

Gross client inflows	0.9	0.6	50.0%
Gross client outflows	(1.0)	(1.0)	0.0%
Net client flows	(0.1)	(0.4)	-75.0%

Market (depreciation) appreciation	(0.8)	1.0	-180.0%
Ending assets under management	$23.8	$24.3	-2.1%

	Nine Months Ended September 30,		% Change from September 30,
	2026	2025	2025
Beginning assets under management	$24.0	$23.3	3.0%

Gross client inflows	2.0	2.2	-9.1%
Gross client outflows	(3.9)	(2.7)	44.4%
Net client flows	(1.9)	(0.5)	280.0%

Market appreciation	1.7	1.5	13.3%
Ending assets under management	$23.8	$24.3	-2.1%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change from September 30,
	2026	2025	2025
Beginning assets under management	$12.3	$13.0	-5.4%

Gross client inflows	0.5	0.4	25.0%
Gross client outflows	(0.3)	(0.6)	-50.0%
Net client flows	0.2	(0.2)	-200.0%

Market (depreciation) appreciation	(0.1)	0.5	-120.0%
Ending assets under management	$12.4	$13.3	-6.8%

	Nine Months Ended September 30,		% Change from September 30,
	2026	2025	2025
Beginning assets under management	$13.0	$13.2	-1.5%

Gross client inflows	1.5	1.1	36.4%
Gross client outflows	(1.4)	(1.3)	7.7%
Net client flows	0.1	(0.2)	-150.0%

Market (depreciation) appreciation	(0.7)	0.3	-333.3%
Ending assets under management	$12.4	$13.3	-6.8%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended September 30,
	2026	2025
Total AUM as of June 30,	$37.023	$36.673
Discretionary AUM:
Total Discretionary AUM as of June 30,	$24.745	$23.669
New client accounts/assets (1)	0.182	0.046
Closed accounts (2)	(0.185)	(0.032)
Net cash inflow/(outflow) (3)	0.061	(0.405)
Non-discretionary to Discretionary AUM (4)	(0.186)	(0.019)
Market (depreciation) appreciation	(0.811)	1.090
Change to Discretionary AUM	(0.939)	0.680
Total Discretionary AUM at September 30,	23.806	24.349
Change to Non-Discretionary AUM (5)	0.160	0.247
Total AUM as of September 30,	$36.244	$37.600

	Nine Months Ended September 30,
	2026	2025
Total AUM as of January 1,	$37.046	$36.455
Discretionary AUM:
Total Discretionary AUM as of January 1,	$23.984	$23.319
New client accounts/assets (1)	0.375	0.564
Closed accounts (2)	(0.574)	(0.157)
Net cash inflow/(outflow) (3)	(1.472)	(0.945)
Non-discretionary to Discretionary AUM (4)	(0.184)	(0.018)
Market appreciation	1.677	1.586
Change to Discretionary AUM	(0.178)	1.030
Total Discretionary AUM at September 30,	23.806	24.349
Change to Non-Discretionary AUM (5)	(0.624)	0.115
Total AUM as of September 30,	$36.244	$37.600
(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2026

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	11.3	15.7	9.2	11.4	9.8
Russell 1000 Value Index		23.8	20.1	11.9	12.3	8.7

Small Cap Value Composite	4/1/02	6.8	9.2	4.9	7.9	9.7
Russell 2000 Value Index		20.8	17.9	7.8	10.7	8.5

Smid Cap Value Composite	10/1/05	10.1	12.7	5.4	8.2	9.2
Russell 2500 Value Index		22.5	19.1	9.8	11.6	8.6

Multi Cap Value Composite	7/1/02	8.5	14.7	6.9	9.8	9.7
Russell 3000 Value Index		23.7	20.0	11.7	12.2	9.2

Equity Income Composite	12/1/03	12.7	15.2	8.7	9.1	11.0
Russell 3000 Value Index		23.7	20.0	11.7	12.2	9.4

Focused Value Composite	9/1/04	15.8	17.0	6.5	8.5	9.8
Russell 3000 Value Index		23.7	20.0	11.7	12.2	9.2

Global Value Opportunity Composite	1/1/20	26.8	24.8	15.7	—	14.5
MSCI ACWI Value - Net Index		20.3	19.6	11.5	—	10.3

Small Cap Opportunity Composite	7/1/04	16.0	12.5	5.4	10.4	10.7
Russell 2000 Index		16.2	17.7	6.3	10.5	8.7

Small Cap Growth Composite	7/1/04	46.8	26.3	7.6	16.9	12.0
Russell 2000 Growth Index		12.1	17.6	4.7	9.9	8.9

Smid Cap Growth Composite	1/1/06	29.3	23.5	4.8	15.8	11.8
Russell 2500 Growth Index		7.6	14.9	3.5	9.9	9.5

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values. The Russell 2000 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2500 Index companies with lower price-to-book ratios and lower expected growth values. The Russell 2500 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2500 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

MSCI ACWI Value - Net Index captures large and mid-cap securities across 23 Developed and 24 Emerging Markets, identifying stocks with high value characteristics (low price-to-book, low forward earnings-to-price, and high dividend yield). It represents a value-style subset of the broader MSCI ACWI Index, focusing on undervalued companies.